# CHRISTIE'S

**AUCTION INVOICE**

**Account Address**
Masterworks Gallery LLC as agent for Masterworks
Cayman SPC o/b/o its Gallery Segregated Portfolio
225 Liberty Street
29th Floor
New York, NY 10281
United States

| | |
|---|---|
| **Invoice Number** | DB 23013473 |
| **Date** | 5/18/2023 |
| **Account Number** | [***] |
| **Paddle Number** | [***] |

**Sale Number** 22518 **Sale Title** A Century of Art: The Gerald Fineberg Collection Part II **Sale Date** 5/18/2023

**Auctioneer** **License No.**

| Lot | Description | Transaction | Amount | Key | Sales Tax | Total Amount |
|---|---|---|---|---|---|---|
| 809 | YAYOI KUSAMA (B. 1929) *Accretions II* signed and dated 'Y. Kusama 67' (on the reverse) oil on canvas<br><br>Item: SN00658030/144 | Hammer<br>Premium | 380,000.00<br>98,800.00 | | | 478,800.00 |

| | |
|---|---|
| **Sub Total** | |
| Hammer | US$ 380,000.00 |
| Premium | US$ 98,800.00 |
| **Sales Tax (DE, )** | |

| | |
|---|---|
| **Total Amount Due** | US$ 478,800.00 |
| **Due Date** | 25 May 2023 |

**Notes:** Christie's charges a buyer's premium to the buyer on the hammer price of each lot sold at the following rates: 26% of the hammer price of each lot up to and including $1,000,000, 21% of the excess of the hammer price above $1,000,000 and up to including $6,000,000 and 15% of the excess of the hammer price above $6,000,000. For all lots, taxes are payable at the applicable rate on the total purchase price (i.e. the hammer price plus the applicable buyer's premium).

Christie's accepts payment by credit card up to $100,000 per sale, on which a fee of 2% will apply. The fee on $100,000 is $2,000.

To arrange collection and to confirm the location of your property, please contact PostSaleUS@Christies.com at least 48 hours beforehand.

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Christie's Inc 20 Rockefeller Plaza New York, NY 10020
Telephone +1 212 636 2000 Fax +1 212 636 4930
christies.com

## PAYMENT METHODS

**Please note:** Christie's will not accept payment under this invoice from any party other than the buyer of record.

Lots purchased at Christie's in New York may be paid for in the following ways:

| | |
|---|---|
| **Online** | Christie's is pleased to offer clients the option of viewing invoices, paying and arranging shipping online through MyChristie's. To log in, or if you have yet to create an online account, please go to: www.christies.com/MyChristies. While this service is available for most lots, payment and shipping must be arranged offline for some items. Please contact Post Sale Services directly to coordinate. |
| **Wire Transfer** | JP Morgan Chase Bank, N.A.<br>New York, NY 10017<br>ABA# [***]<br>FBO: Christie's Inc.<br>Account # [***]<br>For banks asking for a Swift Code please quote: [***]. |
| **Credit and Debit Card** | All major credit and debit cards are accepted.<br>Note: If paid by credit card, a surcharge of 2% on the total invoice amount will be applicable. |
| **Cash** | Up to $7,500 per annum (subject to conditions) |
| **Bankers Draft** | Must be made payable to Christie's (subject to conditions) |
| **Cheque** | Must be made payable to Christie's (must be drawn in USD on a US bank, clearance will take 5 to 10 business days) |

To assist in processing your payment efficiently, please quote your **sale, invoice number** and **account number** ; these may be found on your invoice.

**Payments may be made in person at Christie's or by calling Post Sale Services.**

| | |
|---|---|
| **Email** | PostSaleUS@christies.com |
| **Telephone** | +1 212 636 2650 |
| **Fax** | +1 212 636 4939 |
| **Mail** | Christie's Inc., Post Sale Department, 20 Rockefeller Plaza, New York, NY 10020 |

Please see our Conditions of Sale for further information on buying at Christie's which can be found at the back of our catalogues and on our website: www.christies.com

Payment in full must be received in cleared funds before the property is released.

Failure to collect your property within 30 days of the sale date from any Christie's location will result in handling and administration charges plus any applicable sales tax.

02534127

| | | | |
|---|---|---|---|
| **Invoice No** | DB 23013473 | **A/c No** | [***] |
| **Invoice Date** | 18 May 2023 | **Paddle No** | [***] |

CHRISTIE'S

**Mailing Address**
Masterworks Gallery LLC
225 Liberty Street
29th Floor
New York, NY 10281
United States

**Account Address**
Masterworks Gallery LLC as agent for
Masterworks Cayman SPC o/b/o its
Gallery Segregated Portfolio
225 Liberty Street
29th Floor
New York, NY 10281
United States

## PAYMENT SCHEDULE • DETAIL

**Sale No** 22518 **Sale Title** A Century of Art: The Gerald Fineberg Collection Part II **Sale Date** 18 May 2023
**Auctioneer** **License No**

| Lot | Description | Transaction | Due Date | Amount |
|---|---|---|---|---|
| 809 | YAYOI KUSAMA (B. 1929) *Accretions II* signed and dated 'Y. Kusama 67' (on the reverse) oil on canvas | Extended Terms<br>Extended Terms | 14 Nov 2023<br>14 Nov 2023 | 98,800.00<br>380,000.00 |

**Total Amount Due** **US$ 478,800.00**

**Notes** Sales/ Use Tax: Christie's will collect sales tax where legally required. The applicable sales tax rate will be determined based upon the state, county, or locale to which the lot will be shipped. Please also note that an additional sales tax on freight may also be charged in these states. Please call 212/636-2650 for assistance.

02539156

| | | | |
|---|---|---|---|
| **Invoice No** | DB 23013473 | **A/c No** | [***] |
| **Invoice Date** | 18 May 2023 | **Paddle No** | [***] |

CHRISTIE'S

**Mailing Address**
Masterworks Gallery LLC
225 Liberty Street
29th Floor
New York, NY 10281
United States

**Account Address**
Masterworks Gallery LLC as agent for Mas
egregated Port
225 Liberty Street
29th Floor
New York, NY 10281
United States

## PAYMENT SCHEDULE • SUMMARY

**Sale No** 22518 **Sale Title** A Century of Art: The Gerald Fineberg Collection Part II **Sale Date** 18 May 2023
**Auctioneer** **License No**

| Instalment | Due Date | Amount |
|---|---|---|
| Payment Due | 14 Nov 2023 | 478,800.00 |
| | **Total Amount Due** | **US$ 478,800.00** |

**Notes** All extended payment terms herein are subject to the Extended Payment Terms Agreement Letter and the Conditions of Sale for the relevant sale agreed to only.

02539156